Exhibit 99.1


            Dillard's, Inc. Reports First Quarter Results


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 23, 2007--Dillard's, Inc. (NYSE: DDS) (the "Company" or "Dillard's") announced operating results for the 13 weeks ended May 5, 2007. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information."

    Income

    Net income for the 13 weeks ended May 5, 2007, was $42.9 million ($0.53 per diluted share) compared to net income of $61.3 million ($0.77 per diluted share) for the 13 weeks ended April 29, 2006. Included in net income for the 13 weeks ended May 5, 2007, is a pretax $4.1 million hurricane recovery gain ($2.6 million after tax or $0.03 per diluted share).

    Revenues

    Net sales for the 13 weeks ended May 5, 2007, were $1.763 billion compared to sales for the 13 weeks ended April 29, 2006, of $1.835 billion. Total net sales declined 4% during the 13-week period. Sales in comparable stores declined 5%.

    During the 13 weeks ended May 5, 2007, net sales were strongest in the Western region, where performance exceeded the Company's total trend for the period. Net sales were slightly above trend in the Eastern region and slightly below trend in the Central region.

    Net sales of shoes significantly outperformed the average company performance trend during the 13 weeks ended May 5, 2007. Sales of juniors' and children's clothing declined significantly more than trend during the period.

    Gross Margin/Cost of Sales

    Cost of sales as a percentage of sales decreased to 63.9% during the 13 weeks ended May 5, 2007, compared to 64.3% for the 13 weeks ended April 29, 2006, resulting in gross margin improvement of 40 basis points of sales. The improvement was primarily driven by a $4.1 million hurricane recovery gain ($2.6 million after tax or $0.03 per diluted share) related to recovery of merchandise losses incurred during the fall 2005 hurricane season and decreased markdowns in comparison to the first quarter of 2006.

    Inventory declined 1% as of May 5, 2007, on both total and comparable store comparisons to April 29, 2006.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") expenses were $499.4 million and $494.6 million during the 13 weeks ended May 5, 2007 and April 29, 2006, respectively. Increases in payroll and services purchased were partially offset by decreased advertising expenses resulting in a net increase in S G & A expenses of $4.8 million for the period.

    Interest and Debt Expense

    Net interest and debt expense declined $2.9 million for the 13 weeks ended May 5, 2007, compared to the 13 weeks ended April 29, 2006, as a result of lower debt levels. Interest and debt expense was $20.7 million and $23.6 million during the 13 weeks ended May 5, 2007 and April 29, 2006, respectively.

    As of May 5, 2007, letters of credit totaling $72.3 million were outstanding under the Company's $1.2 billion revolving credit facility. During the 13 weeks ended May 5, 2007, the Company amended and extended its revolving credit facility an additional year to expire on December 12, 2012.

    Store Information

    Dillard's opened two new locations during the first quarter of 2007:

          Center                 City         Square Feet    Month
----------------------------------------------------------------------
Eastland Mall              Evansville, IN           180,000  March
Stones River Mall(a)       Murfreesboro, TN         145,000  March

(a) Replacement store.


    During the 13 weeks ended May 5, 2007, the Company closed its location at Shively Center in Louisville, Kentucky (156,000 square feet). Additionally, the Company announced the upcoming closure of its Midway Mall location in Elyria, Ohio (158,000 square feet). The Midway Mall store is expected to close during the second quarter of 2007.

    As of May 5, 2007, the Company operated 328 Dillard's locations spanning 29 states.



                   Dillard's, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)


                                        13-Week Period Ended
                               ---------------------------------------

                                   May 5, 2007       April 29, 2006
                               ---------------------------------------

                                           % of                % of
                                 Amount  Net Sales   Amount  Net Sales
                               --------- --------- --------- ---------

Net sales                      $1,763.0         -  $1,835.3         -
Total revenues                  1,799.4     102.1%  1,876.7     102.3%
Cost of sales                   1,126.1      63.9   1,179.4      64.3
Advertising, selling,
 administrative and general
 expenses                         499.4      28.3     494.6      27.0
Depreciation and amortization      74.9       4.3      73.4       4.0
Rentals                            13.2       0.7      11.6       0.6
Interest and debt expense, net     20.7       1.2      23.6       1.3
Gain on sales of assets               -       0.0      (1.5)     (0.1)
                               ---------           ---------
Income before income taxes and
 equity in earnings of joint
 ventures                          65.1       3.7      95.6       5.2
   Income taxes                    25.4                35.1
   Equity in earnings of joint
    ventures                        3.2       0.2       0.8       0.0
                               --------- --------- --------- ---------
Net Income                     $   42.9       2.4% $   61.3       3.3%
                               ========= ========= ========= =========

Basic earnings per share       $   0.54            $   0.77
                               =========           =========
Diluted earnings per share     $   0.53            $   0.77
                               =========           =========
Basic weighted average shares      80.2                79.3
                               =========           =========
Diluted weighted average
 shares                            81.6                79.4
                               =========           =========



                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)


                                                    May 5,   April 29,
                                                       2007      2006
                                                   --------- ---------
Assets
Current Assets:
  Cash and cash equivalents                        $  137.9  $  301.7
  Trade accounts receivable                             9.9      11.5
  Merchandise inventories                           2,032.7   2,053.0
  Other current assets                                 42.2      35.9
                                                   --------- ---------
    Total current assets                            2,222.7   2,402.1

Property and equipment, net                         3,208.8   3,152.0
Goodwill                                               34.5      34.5
Other assets                                          171.0     175.1
                                                   --------- ---------

    Total Assets                                   $5,637.0  $5,763.7
                                                   ========= =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses      $1,013.7  $1,064.8
  Current portion of long-term debt and capital
   leases                                             199.4     204.1
  Federal and state income taxes including current
   deferred taxes                                      55.7      71.4
                                                   --------- ---------
    Total current liabilities                       1,268.8   1,340.3

Long-term debt and capital leases                     888.3   1,089.4
Other liabilities                                     208.6     262.8
Deferred income taxes                                 440.0     473.2
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   200.0     200.0
Stockholders' equity                                2,631.3   2,398.0
                                                   --------- ---------

    Total Liabilities and Stockholders' Equity     $5,637.0  $5,763.7
                                                   ========= =========


                          Other Information
                            (In Millions)

                                                    May 5,   April 29,
                                                       2007      2006
                                                   --------- ---------

Square footage                                         56.7      56.8
                                                   ========= =========
Capital expenditures
  13 weeks ended                                   $  107.2  $   64.7

    Estimates for 2007

    The Company is updating the following estimates for certain income statement items for the fiscal year ending February 2, 2008 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information."

                                                        In Millions
                                                      ----------------
                                                        2007     2006
                                                      Estimated Actual
                                                      --------- ------

Depreciation and amortization                         $    305  $ 301
Rental expense                                              57     55
Interest and debt expense, net                              85     88
Capital expenditures                                       360    321

    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives, its advertising campaign, store opening information and estimates for 2007 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965